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                                                                     EXHIBIT 3.3

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                               CALPINE CORPORATION


     CALPINE CORPORATION, a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

     1. The Amended and Restated Certificate of Incorporation of the Corporation, as amended on March 2, 2001, is hereby amended by deleting paragraph (a) of Article FOURTH thereof and inserting the following in lieu thereof:

          (a) The Corporation is authorized to issue 1,010,000,000 shares of capital stock, $.001 par value. The shares shall be divided into two classes, designated as follows:

                        Designation of Class          Number of Shares
                        --------------------          ----------------
                        Common Stock                    1,000,000,000
                        Preferred Stock                    10,000,000
                                                         ------------
                              Total                     1,010,000,000

     2. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.





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     IN WITNESS WHEREOF, Calpine Corporation has caused this Certificate to be executed by Ann B. Curtis, its duly authorized officer, this 25th day of July, 2001.

                                    CALPINE CORPORATION


                                    By:  /s/ Ann B. Curtis
                                        ---------------------------------------
                                        Name:  Ann B. Curtis
                                        Title: Executive Vice President, Chief
                                               Financial Officer and Secretary